Exhibit 99.1

Centex Corporation 2728 N. Harwood Dallas, Texas 75201-1516 P.O. Box 199000 Dallas, Texas 75219-9000
news release

For Immediate Release
For additional information, please contact:
Matthew G. Moyer, Vice President — Investor Relations
Eric Bruner, Director — Public Relations
214.981.5000
CENTEX REPORTS SECOND QUARTER RESULTS
DALLAS, Oct. 28, 2008 — Centex Corporation (NYSE: CTX) today reported financial results for its fiscal second quarter ended Sept. 30, 2008.
Highlights of the quarter ended Sept. 30, 2008 (compared to last year’s second quarter):
•	Sales (orders) decreased 54% (down 42% on a per neighborhood basis) to 2,728

•	Loss from continuing operations of $1.62 per diluted share

•	Reduced homebuilding SG&A expenses by 50% or $148 million

•	Generated positive cash flow from homebuilding operations

•	Reduced debt outstanding by $150 million during the quarter

•	Sept. 30 cash balance of $1.30 billion
“The homebuilding industry continues to grapple with unprecedented economic conditions. Centex has prepared for this kind of environment by building a strong cash position, consolidating operations and significantly shortening the Company’s land position. We improved our gross margins and generated positive cash from operations despite the extreme weakness in the housing market,” said Tim Eller, chairman and CEO of Centex Corp. “We are taking every action to ensure that we manage effectively though this difficult period.”
Corporate Results
Fiscal second quarter revenues were $1.01 billion, 54% lower than the same quarter last year. The loss from continuing operations for the second quarter was $202 million, or a loss of $1.62 per diluted share, narrower than last year’s second quarter loss of $645 million, or $5.27 per diluted share. Included in the fiscal second quarter loss from continuing operations are $103 million of impairments and other land-related charges, including the Company’s share of joint venture impairments, compared to $983 million of impairments and other land-related charges in last year’s second quarter.
The fiscal second quarter’s corporate general and administrative expenses were $53.4 million this year, up from $34.5 million in last year’s second quarter, reflecting primarily the centralization of certain division functions and investments to improve core business processes. “I am pleased that combined corporate and homebuilding SG&A was down 39% from last year’s second quarter. Overhead costs will continue to come down,” Mr. Eller said.
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Centex reports second quarter results/p. 2 of 7
Home Building
Fiscal second quarter revenues were $953 million, 55% lower than the same quarter last year, as a result of a 48% decrease in closings to 3,797 homes and a 12% decrease in average sales price to $247,534. Home building reported an operating loss of $115 million for the quarter, significantly narrower than last year’s second quarter loss of $953 million. The operating loss includes $103 million of impairments and write-offs.
Housing operating losses (housing revenues less housing cost of sales and SG&A) were $8 million this quarter, compared to earnings of $26 million in the previous year’s second quarter. Included in this quarter’s $8 million housing operating loss are $27 million of interest costs relieved through homebuilding cost of sales and $13 million of severance costs.
Financial Services
Financial Services reported an operating loss of $44 million this quarter, narrowed from a loss of $54 million in last year’s second quarter. Included in this quarter’s loss is $26 million of expenses related to the closing of the retail mortgage business, in line with prior guidance. Also included in this quarter’s loss is a $16 million net increase in loan loss reserves. In the quarter, Financial Services completed the sale of its Westwood Insurance Agency subsidiary. The after-tax gain on sale of $30 million is included in discontinued operations.
Other
During the fiscal second quarter, the Company increased its valuation allowance related to its deferred tax assets by $66 million in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” The increase in the valuation allowance is reflected as a charge to income tax expense and a reduction of the Company’s deferred tax asset. At the end of the quarter, the balance of the Company’s deferred tax asset was $65 million, net of the valuation allowance of $945 million.
Non-GAAP Financial Measures
Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.
Centex senior management will host a conference call to discuss the second quarter financial results at 10 a.m. EDT (9 a.m. CDT) on Wednesday, Oct. 29. The live webcast may be accessed on the Investor Relations section of the Centex web site at http://ir.centex.com. A replay of the webcast, as well as the presentation, will be archived on the Investor Relations page under the “Presentations” link.
Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact
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Centex reports second quarter results/p. 3 of 7
that they relate only to anticipated or expected events, activities, trends or results, which are inherently subject to risks, uncertainties and other factors. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. Forward-looking statements included in this press release are made as of its date. We do not undertake any obligation to update or revise any forward-looking statement.
Important risks and other factors include, but are not limited to: (1) the effects of recent disruptions in the global credit and securities markets, which have adversely impacted the banking and mortgage finance industries, resulting in tightening of credit and reductions in liquidity; (2) recent adverse changes in national and regional economic or business conditions, including employment levels and interest rates; (3) the effects of the current downturn in the homebuilding industry, including potential adverse market conditions that could result in reduced sales and closings and additional inventory or other impairments; (4) customer cancellations and consumer homebuyer sentiment; (5) competition; (6) price changes in raw materials or other components of our houses; (7) the availability of adequate sources of financing to continue to implement our business strategy; and (8) our ability to generate cash from sales of assets and other sources that supplement our existing cash resources. These and other risks and uncertainties are described in greater detail in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and subsequent Quarterly Reports on Form 10-Q.
Note Attachments
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheet
(3) Home Building Segment Data
(4) Supplemental Home Building Data (non-GAAP reconciliation)

Attachment 1
Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended			Six Months Ended
	September 30,			September 30,
	(unaudited)			(unaudited)
	2008	2007 (C)	Change	2008	2007 (C)	Change
Revenues
Home Building (A)	$952,596	$2,105,484	(55%)	$2,002,295	$3,909,304	(49%)
Financial Services	52,409	80,700	(35%)	128,832	178,666	(28%)

Total	$1,005,005	$2,186,184	(54%)	$2,131,127	$4,087,970	(48%)

Operating Earnings (Loss)
Home Building (A)	$(114,764)	$(952,693)		$(245,867)	$(1,124,472)
Financial Services	(44,158)	(54,082)		(38,091)	(39,113)
Other	5,285	18,122		12,393	23,048

Total Operating Earnings (Loss)	(153,637)	(988,653)		(271,565)	(1,140,537)

Corporate General and Administrative Expenses	(53,435)	(34,540)		(112,074)	(79,521)
Interest Expense	(4,973)	—		(11,153)	—

Loss from Continuing Operations Before Income Taxes	(212,045)	(1,023,193)		(394,792)	(1,220,058)

Income Tax Benefit (B)	10,425	378,432		24,060	443,216

Loss from Continuing Operations	(201,620)	(644,761)		(370,732)	(776,842)

Earnings from Discontinued Operations, net	29,630	928		48,643	5,050

Net Loss	$(171,990)	$(643,833)		$(322,089)	$(771,792)

Earnings (Loss) Per Share — Basic and Diluted
Continuing Operations	$(1.62)	$(5.27)		$(2.98)	$(6.37)
Discontinued Operations	0.24	0.01		0.39	0.04

Earnings (Loss) Per Share — Basic and Diluted	$(1.38)	$(5.26)		$(2.59)	$(6.33)

Average Shares Outstanding — Basic and Diluted	124,278,555	122,301,587		124,255,085	121,888,041

(A)	See Attachment 3 for detailed home building segment revenues and earnings.

(B)	Current periods include an increase in the valuation allowance related to the deferred tax assets of $65,517 and $114,821, respectively.

(C)	Prior periods have been conformed to the current year presentation.
INTEREST ANALYSIS

	Quarter Ended		Six Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2008	2007	2008	2007
Total Interest Incurred	$52,838	$76,086	$114,590	$158,437
Less - Interest Capitalized	(44,322)	(59,507)	(95,591)	(121,370)
- Financial Services’ Interest Expense	(3,543)	(16,579)	(7,846)	(37,067)

Interest Expense, net	$4,973	$—	$11,153	$—

Capitalized Interest Charged to Home Building’s Costs and Expenses	$27,232	$96,698	$52,767	$139,764

Attachment 2
Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in millions)
(unaudited)
BALANCE SHEET

	September 30,	March 31,
	2008	2008
Assets
Cash -
Unrestricted	$1,299	$587
Restricted	50	51
Receivables -
Residential Mortgage Loans Held for Sale, net	419	516
Other Receivables	303	824
Inventories -
Direct Construction	1,481	1,746
Land Under Development	2,407	2,883
Land Held for Development and Sale	624	558
Land Held Under Option Agreements not Owned	148	148
Other	17	27
Investments	210	207
Property and Equipment, net	60	78
Goodwill	48	52
Deferred Tax Asset, Net of Valuation Allowance of $945 and $830	65	191
Deferred Charges and Other Assets	154	172
Assets of Discontinued Operations	—	97

	$7,285	$8,137

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,843	$2,064
Senior Notes and Other	3,104	3,325
Financial Services Debt Secured by Mortgage Loans	300	337
Liabilities of Discontinued Operations	—	34
Minority Interests	65	78
Stockholders’ Equity	1,973	2,299

	$7,285	$8,137

Attachment 3
Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues			Closings (Units)			Average Housing Revenue per Unit
	2008	2007	Change	2008	2007	Change	2008	2007	Change
Quarter Ended September 30,
East	$311,037	$731,716	(57%)	1,118	2,424	(54%)	$275,459	$293,354	(6%)
Central	295,809	522,574	(43%)	1,595	2,774	(43%)	181,251	186,497	(3%)
West	343,484	794,448	(57%)	1,084	2,035	(47%)	316,263	388,516	(19%)
Other homebuilding	2,266	56,746	(96%)	—	117	(100%)	—	384,043	(100%)

Total Home Building	$952,596	$2,105,484	(55%)	3,797	7,350	(48%)	$247,534	$280,816	(12%)

	Sales (Orders) (Units)			Sales (Orders) Backlog (Units)			Sales (Orders) Backlog
	2008	2007	Change	2008	2007	Change	2008	2007	Change
Quarter Ended September 30,
East	1,059	1,725	(39%)	2,801	2,757	2%	$867,366	$825,995	5%
Central	1,075	2,370	(55%)	2,616	3,782	(31%)	472,893	699,443	(32%)
West	594	1,801	(67%)	1,536	3,022	(49%)	494,599	1,125,275	(56%)
Other homebuilding	—	57	(100%)	—	72	(100%)	—	26,674	(100%)

Total Home Building	2,728	5,953	(54%)	6,953	9,633	(28%)	$1,834,858	$2,677,387	(31%)

	Operating Earnings (Loss)		Impairments & Write-offs (B)		Lots Owned (Units)		Lots Controlled (Units)
	2008	2007	2008	2007	2008	2007	2008	2007
Quarter Ended September 30,
East	$(46,462)	$(137,533)	$30,174	$137,629	32,532	39,940	5,919	18,615
Central	(22,482)	(33,258)	19,408	50,818	17,223	25,723	4,456	11,767
West	(41,906)	(673,590)	34,091	646,315	12,232	22,715	1,491	9,098
Other homebuilding	(3,914)	(108,312)	7,163	111,765	1,324	3,657	—	—

Total Home Building	$(114,764)	$(952,693)	90,836	946,527	63,311	92,035	11,866	39,480

Share of Joint Venture Impairments			11,983	36,612

Total Impairments			$102,819	$983,139

(A)	Prior periods have been conformed to the current year presentation.

(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 3 (Continued)
Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues			Closings (Units)			Average Housing Revenue per Unit
	2008	2007	Change	2008	2007	Change	2008	2007	Change
Six Months Ended September 30,
East	$619,076	$1,294,533	(52%)	2,206	4,192	(47%)	$275,184	$301,114	(9%)
Central	593,988	971,151	(39%)	3,164	5,181	(39%)	185,072	185,588	—%
West	772,671	1,544,218	(50%)	2,330	3,845	(39%)	329,387	399,002	(17%)
Other homebuilding	16,560	99,402	(83%)	36	227	(84%)	332,861	355,837	(6%)

Total Home Building	$2,002,295	$3,909,304	(49%)	7,736	13,445	(42%)	$254,922	$285,514	(11%)

	Operating Earnings (Loss)		Impairments & Write-offs (B)		Sales (Orders) (Units)
	2008	2007	2008	2007	2008	2007	Change
Six Months Ended September 30,
East	$(133,264)	$(132,963)	$70,230	$155,452	2,559	3,672	(30%)
Central	(35,952)	(27,749)	29,886	56,675	2,825	4,974	(43%)
West	(72,393)	(818,546)	43,773	756,726	1,526	3,694	(59%)
Other homebuilding	(4,258)	(145,214)	7,163	143,136	33	87	(62%)

Total Home Building	$(245,867)	$(1,124,472)	151,052	1,111,989	6,943	12,427	(44%)

Share of Joint Venture Impairments			31,681	63,662

Total Impairments			$182,733	$1,175,651

(A)	Prior periods have been conformed to the current year presentation.

(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 4
Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)
RECONCILIATION OF HOUSING/HOME BUILDING OPERATING EARNINGS

	Quarter Ended September 30,				Six Months Ended September 30,
	2008		2007		2008		2007
HOME BUILDING

Revenues — Housing	$939,888	100.0%	$2,063,999	100.0%	$1,972,079	100.0%	$3,838,737	100.0%
Cost of Sales — Housing	(798,956)	(85.0%)	(1,741,203)	(84.4%)	(1,709,082)	(86.6%)	(3,222,554)	(83.9%)

Gross Margin — Housing	140,932	15.0%	322,796	15.6%	262,997	13.4%	616,183	16.1%

Selling, General & Administrative (A)	(148,856)	(15.8%)	(296,631)	(14.3%)	(315,071)	(16.0%)	(595,259)	(15.6%)

Housing Operating (Loss) Earnings (B)	(7,924)	(0.8%)	26,165	1.3%	(52,074)	(2.6%)	20,924	0.5%

Revenues — Land Sales & Other	12,708		41,485		30,216		70,567
Cost of Sales — Land Sales & Other	(109,521)		(927,239)		(197,783)		(1,102,806)

Gross Margin — Land Sales & Other	(96,813)		(885,754)		(167,567)		(1,032,239)

Goodwill Impairment	—		(61,322)		—		(61,322)

Losses from Unconsolidated Entities and Other (C)	(10,027)		(31,782)		(26,226)		(51,835)

Operating Loss	$(114,764)	(12.0%)	$(952,693)	(45.2%)	$(245,867)	(12.3%)	$(1,124,472)	(28.8%)

Average Neighborhoods	523		658		546		667
% Change	(20.5%)		(4.9%)		(18.1%)		(1.9%)

(A)	Selling, General & Administrative expenses above are those associated with field operations.

(B)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.

(C)	Includes losses from unconsolidated entities of $12,902, $36,840, $33,199 and $62,193, respectively.
IMPAIRMENTS AND WRITE-OFFS

	Quarter Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Impairment Charges	$76,890	$846,887	$127,005	$989,479
Write-offs of Land Deposits and Pre-Acquisition Costs	13,946	38,318	24,047	61,188
Goodwill Impairment	—	61,322	—	61,322

Subtotal	90,836	946,527	151,052	1,111,989
Share of Joint Venture Impairments	11,983	36,612	31,681	63,662

Total Impairments and Write-offs	$102,819	$983,139	$182,733	$1,175,651